CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                           OF EZE BIZ SOFTWARE, INC.,
                             a Delaware corporation

     EZE  Biz  Software,   Inc.,  a  corporation  organized  under  the  General
Corporation Law of Delaware (the "Corporation"), does hereby certify:

     FIRST: The Corporation has not received any payment for any of its capital stock.

     SECOND: The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution approved by a majority of the Corporation's Board of Directors and was duly adopted in accordance with the provisions of the
Section 241 of the General Corporation Law of Delaware.

     "RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article FIRST in its entirety and replacing therefor:
'FIRST: The name of the corporation is EZEBiz Software Inc.' "

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers.


Dated: June 29, 1999                      EZEBiz Software Inc.


                                               /s/ Dennis B. Bristow
                                               -------------------------
                                          By:  Dennis B. Bristow
                                          Its: President

ATTEST:
          /s/ [Illegible]
         ---------------------------
By:
Its:     Secretary


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